EXHIBIT 99.1

TF Financial Corporation Reports Second Quarter 2013 Results and 100% Increase in the Quarterly Dividend

NEWTOWN, Pa., July 25, 2013 (GLOBE NEWSWIRE) -- TF Financial Corporation (the "Company") (Nasdaq:THRD) today reported net income of $1,800,000 ($0.66 per diluted share) for the second quarter of 2013, a 44% increase over the $1,249,000 ($0.46 per diluted share) reported for the second quarter of 2012. In addition, net income advanced 47% over the first quarter of 2013.

Net income for the six month period ended June 30, 2013 was $3,023,000 ($1.10 per diluted share) compared with $2,404,000 ($0.88 per diluted share) for the first six months of 2012. The Company also announced that its Board of Directors declared a quarterly dividend of $0.10 per share, up from the previous rate of $0.05 per share, payable on August 15, 2013 to shareholders of record on August 8, 2013.

"Second quarter net income increased both year over year and as measured against the first quarter of 2013, reflecting solid momentum as we move through the year's halfway mark," said Kent C. Lufkin, president and chief executive officer. "As nonperforming assets and real estate owned are steadily returning to pre-recession levels, we have been expanding our commercial lending staff to pursue increasing opportunities to grow loan portfolios across our footprint. On an important related note, we closed on July 2 our acquisition of $156 million-asset Roebling Financial Corp, Inc. and its subsidiary Roebling Bank, which operated five branches in Burlington and Ocean Counties in New Jersey. Through Roebling, we are able to quickly enter a promising new contiguous market. We anticipate this will continue to accelerate our growth momentum for the balance of the year. Of additional note, the Board approved an increase in the dividend. Our dividend payout ratio is 15% for the current quarter, and produces an annual yield of 1.6% based on the closing price of our stock on June 30, 2013."

Results for the second quarter included:

  Pre-tax income was $2,221,000 during the quarter, a $580,000 increase over the $1,641,000 reported for the second quarter of 2012. Key non-interest differences included: bank-owned life insurance claims of $934,000 recorded only during the second quarter of 2013, income from the adjustment of the value of loan servicing rights which increased by $271,000 during the second quarter of 2013 when compared with the second quarter of 2012, and merger-related expenses of $295,000 recorded only during the second quarter of 2013.
  Net interest income was $5,806,000, a 1.2% decrease from the first quarter of 2013, and a 4.0% decrease from the second quarter of 2012. Similarly, the Company's net interest margin was 3.59% compared with 3.73% during the first quarter of 2013, and 3.96% during the second quarter of 2012. Yields on the Company's interest-earning assets fell by 18 basis points compared with the first quarter of 2013, and by 62 basis points compared with the second quarter of 2012. Partially offsetting these decreases, the cost of the Company's interest bearing liabilities fell by 4 basis points compared with the first quarter of 2013, and by 26 basis points compared to the second quarter of 2012. Margin compression has impacted the Company and was caused largely by the early repayment of higher rate residential mortgages, and repayments and rate reductions in the commercial mortgage portfolio, while competitive pressures continue to make it difficult for the Company to manage its cost of deposits towards lower levels. Also weighing on the Company's margin was a relatively large balance in other interest-earning assets, largely cash, averaging $39.1 million during the quarter ended June 30, 2013 which accumulated from loan repayments and deposit growth.
  Asset quality showed steady and significant improvement, with total non-performing assets at 1.70% of total assets at June 30, 2013, down from 2.20% at year-end 2012 and 2.80% at June 30, 2012, respectively. Non-performing loans were $6.0 million at quarter-end compared with $8.4 million at December 31, 2012 and $12.6 million at June 30, 2012. Similarly, real estate acquired through foreclosure was reduced to $6.2 million at June 30, 2013 compared with $7.3 million at December 31, 2012 and $6.6 million at June 30, 2012.
  The provision for loan losses was $400,000 and net charge-offs were $146,000 during the quarter, compared with a provision for loan losses of $500,000 and net charge-offs of $1,318,000 during the second quarter of 2012. The Company's allowance for loan losses was $6,916,000 or 115.8% of non-performing loans at quarter end, compared with $6,163,000 or 49.1% of non-performing loans at June 30, 2012.
  Loans outstanding were $531.5 million, a $3.2 million or 0.6% increase during the quarter. Mortgage loans originated for sale were $9.9 million compared with $10.9 million during the second quarter of 2012. The corresponding gain on sale of loans was $226,000 during the quarter, compared with $214,000 during the second quarter of 2012.
  At quarter end, total deposits were $571.4 million, compared with $560.3 million at December 31, 2012, and $547.0 million at June 30, 2012. The steady growth in deposits has been highlighted by a 22.7% increase in non-interest checking deposits since June 30, 2012. In addition, the deposit mix continues to improve: at June 30, 2013 core checking, savings, and money market accounts were 71.1% of total deposits compared with 69.4% at December 31, 2012, and 69.8% at June 30, 2012.
  At June 30, 2013, the Company had a total risk-based capital ratio of 18.77%, a tier 1 risk-based capital ratio of 17.51% and a tier 1 leverage ratio of 10.74%.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey, and with the acquisition of Roebling Bank on July 2, 2013, also operates five additional full service branches in Burlington and Ocean Counties in New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.3rdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012

EARNINGS SUMMARY

Interest income	$ 6,744	$ 6,857	$ 7,234	$ 7,395	$ 7,328	$ 13,601	$ 14,591
Interest expense	938	979	1,048	1,141	1,277	1,917	2,748
Net interest income	5,806	5,878	6,186	6,254	6,051	11,684	11,843
Loan loss provision	400	439	650	750	500	839	1,000
Non-interest income	1,947	1,395	1,196	914	739	3,342	1,976
Non-interest expense	5,132	5,030	4,690	4,466	4,649	10,162	9,705
Income before taxes	2,221	1,804	2,042	1,952	1,641	4,025	3,114
Income taxes	421	581	536	479	392	1,002	710
Net income	$ 1,800	$ 1,223	$ 1,506	$ 1,473	$ 1,249	$ 3,023	$ 2,404

PER SHARE INFORMATION

Earnings per share, basic	$ 0.66	$ 0.45	$ 0.55	$ 0.54	$ 0.46	$ 1.10	$ 0.88
Earnings per share, diluted	$ 0.66	$ 0.45	$ 0.55	$ 0.54	$ 0.46	$ 1.10	$ 0.88

Weighted average basic shares (000's)	2,743	2,738	2,733	2,729	2,724	2,741	2,721
Weighted average diluted shares (000's)	2,743	2,742	2,734	2,732	2,728	2,741	2,725

Dividends paid	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.10	$ 0.10

FINANCIAL RATIOS

Annualized return on average assets	1.01%	0.70%	0.86%	0.84%	0.74%	0.84%	0.70%
Annualized return on average equity	8.55%	5.92%	7.21%	7.21%	6.31%	7.15%	6.10%
Efficiency ratio (1)	68.07%	64.56%	60.98%	60.24%	62.34%	66.30%	66.34%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.74%	10.50%	10.45%	10.47%	10.45%
Total risk-based capital ratio	18.77%	17.90%	17.89%	17.62%	17.37%
Tier 1 risk-based capital ratio	17.51%	16.65%	16.63%	16.37%	16.13%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
AVERAGE BALANCES

Loans	$ 524,728	$ 525,275	$ 530,026	$ 527,195	$ 501,757	$ 525,000	$ 497,576
Mortgage-backed securities	37,523	41,988	49,383	55,820	61,580	39,744	61,776
Investment securities	68,211	65,131	63,773	64,304	68,181	66,680	67,608
Other interest-earning assets	39,111	28,877	6,482	393	3,074	34,022	8,347
Total earning assets	669,573	661,271	649,664	647,712	634,592	665,446	635,307
Non-earning assets	45,938	46,572	46,985	46,168	48,329	46,252	49,443
Total assets	715,511	707,843	696,649	693,880	682,921	711,698	684,750

Deposits	570,271	560,750	539,653	538,637	550,040	565,536	552,282
FHLB advances and other borrowed money	53,303	56,114	66,223	66,740	46,785	54,701	47,086
Total interest bearing liabilities	623,574	616,864	605,876	605,377	596,825	620,237	599,368
Non-interest bearing liabilities	7,508	7,216	7,629	7,179	6,486	7,363	6,504
Stockholders' equity	84,429	83,763	83,144	81,324	79,610	84,098	78,878
Total liabilities & stockholders' equity	$ 715,511	$ 707,843	$ 696,649	$ 693,880	$ 682,921	$ 711,698	$ 684,750

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.56%	4.68%	4.76%	4.86%	4.99%	4.62%	5.02%
Mortgage-backed securities	2.63%	2.64%	3.04%	3.23%	3.68%	2.63%	3.59%
Investment securities	4.19%	4.43%	4.37%	4.32%	4.31%	4.30%	4.33%
Other interest-earning assets	0.14%	0.06%	0.37%	0.00%	0.00%	0.11%	0.05%
Total interest-earning assets	4.15%	4.33%	4.55%	4.66%	4.77%	4.24%	4.74%

Average cost of:
Deposits	0.50%	0.53%	0.54%	0.59%	0.68%	0.51%	0.73%
FHLB advances and other borrowed money	1.70%	1.79%	1.87%	2.01%	3.02%	1.75%	3.23%
Total interest-bearing liabilities	0.60%	0.64%	0.69%	0.75%	0.86%	0.62%	0.92%

Interest rate spread	3.55%	3.68%	3.86%	3.91%	3.91%	3.62%	3.82%
Net interest margin	3.59%	3.73%	3.90%	3.96%	3.96%	3.66%	3.87%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 5,963	$ 6,066	$ 6,341	$ 6,436	$ 6,231	$ 12,029	$ 12,428
Mortgage-backed securities	246	273	377	453	564	519	1,103
Investment securities	713	711	701	699	731	1,421	1,455
Other interest-earning assets	14	4	6	--	--	18	2
Total interest-earning assets	$ 6,936	$ 7,054	$ 7,425	$ 7,588	$ 7,526	$ 13,987	$ 14,988

Interest expense on:
Deposits	$ 712	$ 731	$ 737	$ 803	$ 926	$ 1,443	$ 1,992
FHLB advances and other borrowed money	226	248	311	338	351	474	756
Total interest-bearing liabilities	$ 938	$ 979	$ 1,048	$ 1,141	$ 1,277	$ 1,917	$ 2,748

Net interest income: tax equivalent basis	$ 5,998	$ 6,075	$ 6,377	$ 6,447	$ 6,249	$ 12,070	$ 12,240
Tax equivalent adjustment on investment securities	192	197	191	193	198	386	397
Net interest income	$ 5,806	$ 5,878	$ 6,186	$ 6,254	$ 6,051	$ 11,684	$ 11,843

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 454	$ 497	$ 484	$ 433	$ 448	$ 951	$ 906
Impairment adjustment to mortgage servicing rights	196	33	50	(53)	(75)	229	(36)
Bank-owned life insurance	137	143	147	152	152	280	304
Proceeds from bank-owned life insurance	934	--	--	--	--	934	--
Gain on sale of investment securities	--	--	85	--	--	--	--
Gain on sale of loans	226	305	430	382	214	531	538
Gain on disposition of real estate	--	417	--	--	--	417	264

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,842	$ 2,817	$ 2,760	$ 2,651	$ 2,697	$ 5,659	$ 5,571
Occupancy and equipment	709	697	727	686	672	1,406	1,382
Professional fees	230	288	302	349	174	518	525
Merger-related costs	295	320	108	--	--	615	--
Marketing and advertising	132	39	79	76	106	171	191
FDIC insurance premiums	132	110	149	146	150	242	301
Loss on REO (2)	198	178	46	--	246	376	425
Operating expenses of REO (2)	37	46	60	78	94	83	202
Other operating	557	535	459	480	510	1,092	1,108

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
DEPOSIT INFORMATION

Non-interest checking	$ 58,697	$ 57,422	$ 52,433	$ 50,421	$ 47,826
Interest checking	78,923	78,263	76,370	70,797	74,925
Money market	159,015	156,736	153,827	153,351	151,375
Savings	109,446	108,554	106,268	106,693	107,924
CD's	165,331	170,355	171,417	152,011	164,990

OTHER INFORMATION

Per Share

Book value	$ 29.36	$ 29.37	$ 29.23	$ 28.89	$ 28.25
Tangible book value	$ 27.84	$ 27.85	$ 27.70	$ 27.37	$ 26.73
Closing market price	$ 25.40	$ 25.15	$ 23.83	$ 23.79	$ 24.66

Balance Sheet

Loans	$ 531,464	$ 528,229	$ 534,348	$ 541,610	$ 519,946
Cash and cash equivalents	44,958	48,690	31,137	3,712	4,367
Mortgage-backed securities	34,206	38,320	44,639	51,463	58,753
Investment securities	68,459	63,987	65,041	63,822	66,012
Total assets	714,781	716,002	711,836	697,056	685,387
Total deposits	571,412	571,330	560,315	533,273	547,040
FHLB advances and other borrowed money	52,534	54,151	60,656	75,156	51,084
Stockholders' equity	83,453	83,408	82,945	81,965	80,102

Asset Quality

Non-performing loans	$ 5,973	$ 7,647	$ 8,359	$ 10,400	$ 12,566
Allowance for loan losses	$ 6,916	$ 6,662	$ 6,922	$ 6,772	$ 6,163
Net charge-offs	$ 146	$ 699	$ 500	$ 141	$ 1,318
Allowance for loan losses to non-performing loans	115.79%	87.12%	82.81%	65.12%	49.05%
Allowance for loan losses to gross loans	1.30%	1.26%	1.30%	1.25%	1.19%
Non-performing loans to gross loans	1.12%	1.45%	1.56%	1.92%	2.42%
Non-performing loans to total assets	0.84%	1.07%	1.17%	1.49%	1.83%
REO (2)	$ 6,177	$ 7,170	$ 7,282	$ 7,619	$ 6,625
REO to total assets (2)	0.86%	1.00%	1.02%	1.09%	0.97%
Non-performing assets to total assets	1.70%	2.07%	2.20%	2.59%	2.80%

Statistical

Shares outstanding (000's)	2,842	2,840	2,838	2,837	2,835
Number of branch offices	13	13	13	14	14
Full time equivalent employees	166	165	167	167	171

(1) The efficiency ratio is non-interest expense excluding merger-related costs and loss on REO divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, proceeds from bank owned life insurance and gain on disposition of real estate.
(2) REO is real estate acquired through foreclosure.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000